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                                                                   EXHIBIT 99.15

                        AMENDMENT AND SUPPORT AGREEMENT
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          This Amendment and Support Agreement is entered into this 5/th/ day of
February, 1999, by and between Mark S. Blumenkranz, M.D. and Recia Blumenkranz (collectively, "Blumenkranz") and Premier Laser Systems, Inc., a California corporation ("Premier").

                                   RECITALS
                                   --------

     A. The parties hereto are parties to that certain Purchase Agreement dated as of February 25, 1998 (the "Purchase Agreement").

     B. The parties desire to eliminate certain portions of the Purchase Agreement. In return, Blumenkranz has agreed to pay Premier the sum of $210,526. In addition, Dr. Blumenkranz has agreed to serve on the Scientific Advisory Board of Ophthalmic Imaging Systems, a California corporation ("OIS").

          NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Amendment. The following provisions of the Purchase Agreement are
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hereby eliminated and neither Blumenkranz nor Premier shall have any rights or obligations with respect thereto: 2.4, 2.5, the last sentences of 3.2(g)(i) and
(ii), 4.1(b), 4.1(c), 4.2(a), (c), (d), (e), (f) and 7.1. Except as amended hereby, the Purchase Agreement and the parties' rights and obligations thereunder shall remain in full force and effect.

     2.   Payment. Substantially simultaneously with the execution of this
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Agreement, Blumenkranz hereby agrees to pay Premier the sum of $210,526.

     3.   Advisory Service. For a period of three (3) years following the date
          ----------------
hereof, Dr. Blumenkranz hereby agrees to serve on OIS' Scientific Advisory
Board.

     4.   General Provisions. The following provisions of the Purchase Agreement
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are hereby incorporated herein by reference and shall apply to the terms of this
Agreement as though set forth herein in full: Article VI, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 and 7.11.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.


                                             PREMIER LASER SYSTEMS, INC.

                                             By:________________________________
                                             Title:_____________________________




                                             ___________________________________
                                             Mark S. Blumenkranz, M.D.


                                             ___________________________________
                                             Recia Blumenkranz